UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                     Carpet-on-the-Go, Inc.
                 (Name of issuer in its charter)



      Nevada                   2273              88-0470862
  (State or other       (Primary Standard          (I.R.S.
  jurisdiction of   Industrial Classification     Employer
  incorporation)            Code No.)          Identification
                                                    No.)

                  ____________________________
              1000 N. Green Valley Pkwy., #440-195
                       Henderson, NV 89014
                         (702) 650-2050
  (Address and telephone number of principal executive offices)
                  ____________________________
                Premier Corporate Services, Inc.
              1000 N. Green Valley Pkwy., #440-195
                       Henderson, NV 89014
                         (702) 650-2050
    (Name, address and telephone number of agent for service)
                  ____________________________

Approximate  date  of proposed sale to the  public:  As  soon  as
reasonably   practicable  after  the  effective  date   of   this
Registration Statement.

If  any of the securities being registered on this Form are to be offered  on a delayed or continuous basis, pursuant to  Rule  415 under the Securities Act of 1933 check the following box. ___

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If  delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box. __
                _________________________________



   Title of     Amount to    Proposed     Proposed    Amount of
  each class       be         maximum     maximum    registration
      of       registered    offering    aggregate       fee
  securities       (1)       price per    offering
     to be                     unit       price(2)
  registered

    Common     12,500,000      $0.01      $125,000      $33.00


(1) In the event of a stock split, stock dividend or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in an indeterminate amount in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     Carpet-on-the-Go, Inc.

                12,500,000 Shares of Common Stock


Carpet-on-the-Go, Inc., a Nevada corporation (the "Company"), is hereby offering up to 12,500,000 shares of its $0.001 par value common stock (the "Shares"), pursuant to the terms of this prospectus for the purpose of providing working capital for the Company. See "Plan of Distribution" and "Use of Proceeds."

THE  SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH
DEGREE  OF RISK AND SUBSTANTIAL DILUTION. ONLY INVESTORS WHO  CAN
BEAR  THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD  INVEST.
SEE "RISK FACTORS."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        TABLE OF CONTENTS
                                                              Page

Summary Information...........................................  1

Cautionary Statement Regarding Projections and Forward
Looking Statements............................................  3

Risk Factors..................................................  4

Use of Proceeds...............................................  6

Determination of Offering Price...............................  6

Dilution......................................................  6

Selling Security Holders......................................  7

Plan of Distribution..........................................  7

Legal Proceedings.............................................  8

Directors, Executive Officers, Promoters and Control Persons..  8

Security Ownership of Certain Beneficial Owners
and Management................................................ 10

Description of Securities..................................... 11

Interest of Named Experts and Counsel......................... 12

Disclosure of Commission Position on Indemnificatin for
Securities Act Liabilities.................................... 12

Organization Within the Last Five Years....................... 13

Description of Business....................................... 13

Management's Plan of Operation................................ 13

Description of Property....................................... 15

Certain Relationships and Related Transactions................ 15

Market for Common Equity and Related Stockholder Matters...... 15

Executive Compensation........................................ 17

Financial Statements.......................................... 17

Changes In and Disagreements With Accounting and
Financial Disclosure.......................................... 28

Available Information......................................... 28


                       SUMMARY INFORMATION

The Company

The Company was incorporated under the laws of the State of Nevada on April 10, 2000 as Carpet-on-the-Go, Inc. Its principal executive offices are located at 1000 N. Green Valley Pkwy., #440-195, Henderson, NV 89014. The Company was organized to engage in any lawful corporate business. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

The  Company's  intent  is  to develop  its  full-service  direct marketing format to offer customers a wide selection of competitively priced wall-to-wall carpeting products. The Company would like to optimally offer a wide range of services, including interior design consulting, measuring, delivery and installation, and unconditional satisfaction guarantees.

The Offering

This is the initial public offering of common stock of Carpet-on-the-Go, Inc., and no public market currently exists for shares of the Company's common stock. There have been no sales of shares from one investor to another. This is not an underwritten offering, and the Shares are not presently traded on any recognized exchange or market.

It  is  our  intention  to apply to have the  Shares  listed  for
trading   on  the  National  Association  of  Securities  Dealers
("NASD") OTC Electronic Bulletin Board Market as soon as possible after the date of this prospectus.

  * The Company is offering up to 12,500,000 Shares of its common stock.

     - If the maximum offering is achieved, there will be 15,500,000 Shares of common stock outstanding.

     - If the minimum offering is achieved, there will be 4,000,000 Shares of common stock outstanding.

  * No sales commissions will be paid in connection with the sales of these Shares.

  * If all the Shares are sold, assuming they are sold at the offering price of $0.01 per share, the net proceeds to the Company will be $125,000 less certain costs associated with this offering.

  * The net proceeds will be used for working capital. See "Use of Proceeds."

Liquidity of Investment

Although the Shares will be registered and "free trading," there is no current market for the Shares. Therefore, an investor may not be able to sell his or her Shares when he or she wishes and may consider his or her investment to be long-term.

Investment in the Company involves risks due in part to a limited financial and operating history of Company, as well as competition in the carpet industry. Also, certain potential conflicts of interest arise due to the relationship of the Company to management and others.

THE  SHARES  ARE  OFFERED BY THE COMPANY SUBJECT TO  PRIOR  SALE,
ACCEPTANCE  OF THE SUBSCRIPTIONS BY THE COMPANY AND  APPROVAL  OF
CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OR OPEN OFFER TO BUY INTO SECURITIES OFFERED HEREBY IN A STATE IN WHICH, OR TO A PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE THEREOF. HOWEVER, IF A MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS IN THE COMPANY.

THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

THE COMPANY IS NOT CURRENTLY A REPORTING COMPANY, AS THAT TERM IS DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934. EACH PERSON WHO RECEIVES A PROSPECTUS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF THE COMPANY DURING NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO THE COMPANY, IN ORDER TO VERIFY ANY OF THE INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY. IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH REQUEST IS TO BE DIRECTED.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN WRITING THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, AND UNDERSTOOD THE CONTENTS THEREOF, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION, AND THEY DID SO TO THEIR SATISFACTION.


 CAUTIONARY STATEMENT REGARDING PROJECTIONS AND FORWARD LOOKING
                           STATEMENTS

This prospectus and documents included by reference contain forward-looking statements within the meaning of:

     1)   Section 27 of the Securities Act of 1933;

     2)   Section 21E of the Securities Exchange Act of 1934; and

     3)   The Private Securities Litigation Reform Act of 1995.

Forward-looking statements relate to our future operations. They estimate the happening of future events and are not based on historical facts. Forward-looking statements may be identified by terms such as:

              believes     predicts      estimates

              intends      may           anticipates

              projects     will          probable

              forecasts    expects       continue

This is not a comprehensive list. Similar terms, variations of those terms, and the negative of those terms may also identify forward-looking statements.

The "Risk Factors" discussed in this prospectus are cautionary statements. They identify some of the factors that could cause actual results to be significantly different from those predicted in the forward-looking statements. The forward-looking statements and documents included by reference were compiled by our management based upon assumptions they considered reasonable. These assumptions are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. Therefore, forecasted and actual results will likely vary and those variations may be material.

There can be no assurance that the statements, estimates, and projections contained in this prospectus will be achieved. Thus, we make no representation or warranty as to their accuracy or completeness. In addition, we cannot guarantee that any forecast in this prospectus will be achieved.

These forward-looking statements were compiled as of the date of this prospectus or the date of the documents included by reference, as the case may be. We do not intend to update these statements. Therefore, you should evaluate them by considering any changes that may have occurred after the date such forward-looking statements appear.

We cannot guarantee that any of the assumptions relating to the forward-looking statements or the documents included by reference will prove to be accurate. Therefore, we urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based, and to ascertain their reasonableness.

                          RISK FACTORS

THE   PURCHASE   OF   THE  SECURITIES  OFFERED  HEREBY   INVOLVES
SIGNIFICANT  RISKS.  PROSPECTIVE INVESTORS  SHOULD  GIVE  CAREFUL
ATTENTION  TO  THE FOLLOWING STATEMENTS RESPECTING CERTAIN  RISKS
APPLICABLE TO THE OFFERING.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS. The Company has had no operating history and has received no revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until it is able to secure financing to hire employees who know the carpet industry. This may result in the Company incurring a net operating loss which will increase continuously until the Company raises enough capital to start marketing the carpeting.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition, and management of the Company after knowledgeable personnel is hired. While management intends to hire appropriate personnel who have an operating knowledge of the carpet industry, it cannot assure that the Company will successfully locate employees meeting such criteria. In the event the Company does raise enough capital to hire key employees and purchase material, the success of the Company is dependent upon numerous other factors beyond the Company's control.

COMPETITION. The Company is, and will continue to be, an insignificant participant in the business of marketing carpeting for the businessman. A large number of established and well financed entities, are active in the business of marketing carpeting. Nearly all such entities have significantly greater financial resources, technical expertise, and managerial capabilities than the Company. No assurance can be given that the Company's competitors will not substantially increase resources devoted to the production and marketing of products competitive with those of the Company, which could require the Company to reduce prices or increase spending on product development, marketing and sales, any of which could have a material adverse effect on the Company. The Company is, consequently, at a competitive disadvantage in being able to manufacture carpeting and become a successful company in the carpeting industry.

Competition in the floor covering market is intense due to the significant number of retailers. Large retailers provide significant competition, including the Home Depot, Inc., Lowe's Corporation and Sears, Roebuck & Co. The principal methods of competition within the retail carpeting industry include product selection and merchandising, customer service and price. The
Company's business competes with other carpet manufacturers and manufacturers of alternative floor coverings such as wood or tile.

FLUCTUATIONS IN SEASONALITY AND CYCLICAL NATURE OF THE FLOOR COVERING INDUSTRY. The floor covering industry historically has been adversely impacted by economic downturns. The Company believes that the industry is significantly influenced by economic conditions generally and particularly by consumer behavior, consumer confidence, the level of personal discretionary spending, the condition of the residential and commercial construction industries, interest rates, credit availability and the overall strength of the economy. There can be no assurance that a prolonged economic downturn would not have a material adverse effect on the Company.

NO   AGREEMENT  FOR  MANUFACTURING  OR  SUPPLYING  MATERIALS   OR
PERSONNEL. The Company has no arrangement, agreement, or understanding with respect to supplying material or personnel to aid in the operation of its business. There can be no assurance the Company will successfully raise enough capital to hire personnel or be able to purchase the material to market carpeting. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities other than identifying the industry that management believes that there is an opportunity for success. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require to be able to market carpeting.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY. While seeking investment and personnel with knowledge of the carpet industry, management anticipates devoting up to twenty hours per week to the business of the Company. The Company's officers have not entered into written employment agreements with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations. See "Management."

CONFLICTS  OF  INTEREST  - GENERAL. The  Company's  officers  and directors do not participate in other business ventures, which compete directly with the Company. Additional conflicts of interest and non "arms-length" transactions may also arise in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a resolution which prohibits the Company from entering into any agreement with any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of the Company. See "Directors, Executive Officers, Promoters and Control Persons - Conflicts of Interest."

LACK  OF  MARKET RESEARCH OR MARKETING ORGANIZATION. The  Company
has   not  conducted  or  received  results  of  market  research indicating that demand exists for the sale and marketing of carpets contemplated by the Company.

REGULATION. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. The Company has obtained no formal determination from the
Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

INDOOR AIR QUALITY. The effect of carpet products on indoor air quality has been the subject of debate in recent years. Although it is uncertain whether emissions from carpet pose a health hazard, there can be no assurance that researchers will not detect hazardous levels of emissions from carpet. The discovery of adverse health effects resulting from carpet, or the public perception thereof, could result in a material adverse effect on the Company's operations.

                         USE OF PROCEEDS

Following the issuance of the Shares of common stock offered for sale by the Company to the public (assuming they are sold for cash), gross proceeds to the Company will be approximately $125,000. The Company intends to use these proceeds to seek and hire employees with a knowledge of the carpet industry. Additionally, the Company intends to establish contacts with suppliers for material to be used in the marketing of carpets. These proceeds, less the expenses of the offering, will be used to provide working capital for the Company.

Management anticipates expending these funds for the purposes indicated above. To the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

                 DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined by the Company based upon factors such as the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

                            DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security such as the common stock, and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the Offering. As of the July 31, 2000, the net tangible book value of the Company was $0.001.

If the Company achieves the sale of the maximum offered shares at the public offering price, the pro forma net tangible book value of the Company would be $128,000 or approximately $0.008 per share, which would represent an immediate increase of $0.007 in net tangible book value per share and $0.002 per share, or 20%, dilution to new investors, assuming all the Shares are sold at the offering price of $0.01 per share.

If the Company achieves only the sale of the minimum offered shares at the public offering price, the pro forma net tangible book value of the Company would be $13,000 or approximately $0.003 per share, which would represent an immediate increase of $0.002 in net tangible book value per share and $0.007, or 70%, per share dilution to new investors, assuming the Shares are sold at the offering price of $0.01 per share.

                    SELLING SECURITY HOLDERS

There are no security holders of the Company offering securities.

                      PLAN OF DISTRIBUTION

Subject to the terms and conditions of the offering, the Company is offering the Shares on a "best efforts, all or none" basis with respect to the first 1,000,000 Shares, and a "best efforts" basis with respect to the remaining 11,500,000 Shares, which will be made available to the public at $0.01. Pending the sale of at least 1,000,000 Shares, all proceeds of the offering will be held in a special non-interest bearing account with Bank of America, Las Vegas, Nevada. Unless at least 1,000,000 Shares are sold within 30 days of the date of the prospectus, or 90 days if extended, this offering will terminate and all funds will be promptly returned to the subscribers without interest thereon or deduction therefrom. Closing of the offering could take place as late as two weeks after the maximum 90 day offering period. Once subscriptions for 1,000,000 Shares ($10,000) have been deposited, there will be an initial closing after which the offering will continue for an additional 11,500,000 Shares on a "best efforts" basis subject to subsequent closings. There can be no assurance that any or all of the Shares being offered will be sold.

The gross proceeds to the Company represented by issue of all the Shares for cash under this offering to the public will be $125,000. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. These securities are offered by the Company subject to prior issue and to approval of certain legal matters by counsel.

Opportunity to Make Inquiries

The Company will make available to each Offeree, prior to any issue of the Shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents

Each person desiring to be issued Shares must complete, execute, acknowledge, and deliver to the Company certain documents. By executing these documents, the subscriber is agreeing that such subscriber will be a shareholder in the Company and will be otherwise bound by the Articles of Incorporation and the By-Laws of the Company in the form attached to this prospectus.

Promptly upon receipt of the subscription documents by the Company, a determination will be made as to whether a prospective investor will be accepted as a shareholder. The Company may reject a subscriber for any reason, including:

* Failure to conform to the requirements of this prospectus or the failure to follow the proper subscription procedure.

*    Insufficient documentation.

*    Over subscription to the offering.

* Other reasons as the Company determines to be in its best interest.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check, made payable the investor, in the amount of his funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided by the terms of this prospectus.

                        LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS



Name             Age   Position              Term

Richard Mestas   55    President/Director    Since April 11,2000

Kenneth Sitton   53    Secretary/Director    Since May 15, 2000

Roy Chew         62    Treasurer/Director    Since May 15, 2000


Richard Mestas; President/Director

Richard Mestas has been an officer and director of the Company since April 11, 2000.

Since February 1999, Richard Mestas has been employed as a Floor Covering Consultant for Carpet Barn, Las Vegas, Nevada. He is responsible for the floor plan development and sales, laying out carpeting jobs and ensuring the completion of the carpeting jobs.

From  1984  through  1998,  Mr. Mestas was  employed  by  Reynosa
Enterprise as a Sales and Maintenance Consultant. While there, he led Seminars on Chemical Cleaning, OSHA Bloodborne Pathogen
Compliance and Safety Procedures.

From  1997 through 1998, he was an owner and partner of  Southern
Valley Air, which was an air conditioning company.

From 1995 through 1998, Mr. Mestas was a partner of X-Lant Window Cleaning, where he helped build and develop contracts in the Hotel & Casino industry, such as Boulder Station, Texas Station, Stardust, Showboat, Stratosphere, Primadonna, Whiskey Pete's, Buffalo Bill's, etc.

From 1981 through 1995, he was an owner of Mestas Enterprise, a high rise window cleaning company, where he developed contracts with Albertson's Store, Arizona Charlie's Hotel, Bally's Hotel, California Hotel, Fremont Hotel, Main St. Hotel, Horseshoe Hotel, Frontier Hotel, Landmark Hotel, Stardust Hotel, Showboat Hotel, Tropicana Hotel, etc.

Kenneth Sitton, Secretary/Director

Mr. Kenneth Sitton has been an officer and director of the Company since May 15, 2000.

Since  1992, Mr. Sitton has managed two retail stores for  Carpet
Barn, Inc., where he has been responsible for recruiting and training new hires as well as all management duties.

From  1985  to 1992, Mr. Sitton was Vice President of  Sales  for
Springfield   Floor   Covering,   where   he   managed   fourteen
salespeople, accounting for $9 million per year in sales.

From 1981 to 1985, he was a manager for Color Tile and responsible for all management duties. Mr. Sitton was named
National Manager of the Year in 1984.

From 1978 to 1985, Mr. Sitton worked for Montgomery Wards as a Department Manager. He was responsible for the plumbing, heating/air conditioning department as well as all building supplies. Mr. Sitton was also responsible for the management training program for merchandise management in Joplin, MO.

From 1970 to 1978, Mr. Sitton was the co-owner and manager of Tiny's Steak House, where he performed all management duties.

Roy Chew, Treasurer/Director

Mr. Roy Chew has been an officer and director of the Company since May 15, 2000.

Since 1996, Mr. Chew has been employed at Carpet Barn, Inc.,  Las
Vegas, Nevada, where his responsibilities include retail sales, bidding and sizing jobs.

From  1994 to 1996, Mr. Chew was employed at Color Tile/Floors  A
Plenty, Tulsa, Oklahoma. He was responsible for retails sales relating to commercial and contract sales.

From  1989  to  1994, he was employed at Carpet Barn,  Inc.,  Las
Vegas,   Nevada,  in  the  Contract  Department,  where  he   was
responsible for sizing and bidding jobs.

From  1987  to 1989, Mr. Chew worked in retail sales for  Fashion
Floors, Etc. in Richardson, Texas.

From 1986 to 1987, he was employed by J.R.'s World of Carpets in Tulsa, Oklahoma in retail and commercial sales.

From 1984 to 1985, Mr. Chew was responsible for contract and commercial sales as the sales manager for Apollo Carpets and Furniture in Tucson, Arizona.

From 1981 to 1984, Mr. Chew was the President and General Manager
for   Carpet  Barn  dba  Grigsby's  World  of  Carpets.  He   was
responsible for contract and retail sales.

From 1978 to 1981, Mr. Chew worked heavily with builders in commercial and retail sales for Carpet Mill Direct dba World of Carpet in Tulsa, Oklahoma.

From  1972  to  1977, Mr. Chew was the Sales Manager  for  Carpet
City, Inc. for the Bartlesville, Oklahoma store.

From 1967 to 1972, Mr. Chew was the Retail Manager in charge of sales for Superior Carpets in Tulsa, Oklahoma.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known to the Company, as of November 1, 2000, to be a beneficial owner of five percent (5%) or more of the Company's common stock, by the Company's directors individually, and by all of the Company's directors and executive officers as a group.



Title of Class  Name and Address          Amount and    Percent of
                of Beneficial Owner       Nature of        Class
                                          Beneficial
                                          Ownership
                                            (1)(2)

Common Stock    Richard Mestas            3,000,000       100.00%
                53 Tidwell Ln.
                Henderson, NV 89014

Common Stock    Kenneth Sitton                    0         0.00%
                1000 N. Green Valley
                Pkwy., #440-195
                Henderson, NV 89014

Common Stock    Roy Chew                          0         0.00%
                2935 Aloha #205
                Las Vegas, NV 89121

Common Stock    All directors and         3,000,000       100.00%
                officers as a group
                (3 persons)

  (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

  (2) None of the Company's officers or directors has the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

                    DESCRIPTION OF SECURITIES

The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of common stock, par value $0.001 per share. The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-
time,   from  funds  legally  available.  In  the  event   of   a
liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of the Company's stock would be issued to management or promoters, or affiliates or associates of either.

Shares Eligible for Future Sale

All of the 3,000,000 Shares which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (the "Act"). See "Security Ownership of Certain
Beneficial Owners and Management." Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the Company (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

All Shares registered in the instant offering shall be eligible for resale to the general public should there be a need for this type of securities. The Company makes no representations or guarantee that the Shares registered hereunder shall have a market for resale.

              INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, or will receive a direct or indirect interest in the Company in exchange for preparation of the prospectus, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts, or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-Laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all others similarly stated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


             ORGANIZATION WITHIN THE LAST FIVE YEARS

There are no relationships or transactions to be reported.


                     DESCRIPTION OF BUSINESS

Carpet-on-the-Go, Inc. (the "Company") is a Nevada corporation formed on April 10, 2000. Its principal place of business is located at 1000 N. Green Valley Pkwy., #440-195, Henderson, NV 89014. The Company was organized to engage in any lawful corporate business.

                 MANAGEMENT'S PLAN OF OPERATION

The Company is focusing its plan of operation on the marketing and sale of carpeting door-to-door with the use of swatches. The Company currently does not employ any salespeople but hopes through the instant offering that it can raise capital to hire or consult with persons who have experience and connections to people and/or entities in the industry. The Company intends to introduce an innovative way of marketing carpet, in which the public will be able to purchase carpeting from their own home from a salesperson that will carry swatches of the carpeting, measure the area to be carpeted and have the carpeting delivered to the home within a 24 hour time period. The Company believes there exists a need for carpeting in the $10-14/sq. yard range and hopes that its carpeting shall be sold in that price range.

As additional funds become available, the Company's objective is to position itself as the leading provider of floor coverings in the Las Vegas residential retail market and to eventually become the leading provider of floor coverings in selected markets throughout the United States.

The Company believes that significant opportunities exist for floor covering retailers that can achieve cost advantages and operating efficiencies through internal growth. To take advantage of these opportunities the Company is pursuing a strategy of developing a key sales staff in markets experiencing significant growth in population and homebuilding that do not have a dominant floor covering retailer. The Company is reviewing various markets throughout the United States to determine their desirability for expansion. The Company is also considering internal expansion through the hiring of key management and personnel in the southwestern United States where the Company believes it can expand its relationships with regional homebuilders which it already services in Las Vegas. However, there can be no assurance as to the viability of this approach.

The Company's strategy includes the following:

Las Vegas Market

Replacement Sales Penetration. The Company intends to increase its sales for new homeowners. Homeowners provide the Company's sales representative with the floor plans and layout of the home. This allows the sales representative to then provide a homeowner with alternatives specifically tailored to the floor plan of the customer's home, as well as one-stop shopping for homeowners with respect to their floor covering needs. The Company's sales representative is a significant element in the Company's plan to enhance service to homeowners. Based on estimates of the Las Vegas Homebuilder's Association, the total new homes market for carpet in Las Vegas is projected to grow at an annual rate of 5% to 10% over the next 10 years. There can be no assurance that the Las Vegas market will grow as projected or that the Company will be able to increase or maintain its market share.

Offer Superior Service. The Company believes that the most important factor in its ability to compete is the quality of the customer service it offers. The Company believes that it will offer the highest quality customer service in Las Vegas. This service begins with the offering of a full range of carpeting and includes a policy of a 24 hour installation and guarantee against carpet installation defects for as long as the buyer owns the home. The Company also inspects all floor covering installations in homes and intends to create a customer service department to handle all complaints and installation problems. Management believes these programs will have a positive effect on the Company's reputation with homeowners which enhances the Company's ability to be selected as the floor covering referral for subsequent customers and allow the Company to gain customers for life. The Company also intends to continue to offer what it believes is quality technical service and assistance to its customers in both the new home and replacement sales markets. Representatives of the Company will assist in all phases of customers' projects, from conceptualization, design and product selection to actual installation. In addition, the Company will be staffed with specially trained design consultants that are highly knowledgeable regarding the broad range of decorating possibilities provided by the Company's products. The Company intends to continue to hire salespersons with experience in floor covering or related trades, and to continue to train such salespersons with respect to its products and services. The Company believes that such programs will have a positive effect on results of operations, although there can be no assurance of this.

The door-to-door marketing provides customers the opportunity to consult with trained personnel concerning the multitude of design possibilities utilizing the products offered by the Company.

Competitive Prices. A second factor affecting the Company's ability to compete is the pricing of its products. The Company intends to offer the lowest prices in the region while maintaining a high profit margin. The Company intends to offer low prices and also to continue its policy of offering to beat any competitor's price.

The Company also intends to eventually expand its business to certain markets throughout the United States where there is no dominant competitor. These potential targeted markets, like Las Vegas, will be experiencing high growth in population and home building. The Company believes that it can duplicate its successful concepts in these high growth markets and that it can compete in these markets through its demonstrated ability to compete on service and price. However, there can be no assurance that such expansion will be effected or, if effected that any new facilities will be operated profitably.

The Company believes that the relaxed environment of having these representatives visiting the homes will increase the average total sale price and gross margin for its sales, although there can be no assurance in this regard.

According to regional publications, the Las Vegas area is one of the fastest growing in the country. According to the Las Vegas Review Journal, during 1999 an average of 5,000 persons relocated to Las Vegas each month, and the Las Vegas (Clark County) population has increased to over 1.2 million. Such statistics illustrate the high numbers of persons arriving in the Las Vegas area and the potential strength of the retail floor covering market.

Training

The Company will strive to develop the technical and sales skills of its personnel to ensure that customers consistently receive knowledgeable and courteous assistance. The Company's training programs will be oriented toward emphasizing the importance of customer service, improving selling skills and creating realistic expectations. The Company will provide training for its entry-level personnel through an in-house training program, which combines on-the-job training with formal presentations by the Company. In addition, ongoing instruction will be given to all sales and customer service personnel.

                     DESCRIPTION OF PROPERTY

The Company neither owns nor leases any real property at this time. The Company does have the use of a limited amount of office space from its Resident Agent, located at 1000 N. Green Valley Pkwy., #440-195, Henderson, NV 89014, at no cost to the Company, and management expects this arrangement to continue. The Company pays its own charges for long distance telephone calls and other miscellaneous secretarial, photocopying, and similar expenses. This is a verbal agreement between the Resident Agent and the Board of Directors.

As additional funds become available, the Company intends to lease a warehousing facility in order to make the carpeting more readily available.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has passed a resolution which contains a policy that the Company will not do business with any entity in which any of the Company's Officers, Directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy may be changed through their own initiative.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Capitalization

The  Company is authorized to issue 25,000,000 shares  of  Common
Stock, $0.001 par value per share.

The Company's stock is not listed on any exchange. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the after-market for the Company's securities and management does not intend to initiate any such discussions until such time as the Company has raised enough capital to hire employees and enter into contracts with material suppliers and is conducting business. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

Market Price

The Registrant's Common Stock is not quoted on any exchange at the present time.

Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and
(ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for initial listing on the NASDAQ Small Cap market and for continued listing. For initial listing, a company must have net tangible assets of $4 million, market capitalization of $50 million or net income of $750,000 in the most recently completed fiscal year or in two of the last three fiscal years. For initial listing, the common stock must also have a minimum bid price of $4 per share. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value of its publicly-traded securities. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share.

However, there can be no assurances that the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

Holders

There  is  currently one holder of the Company's securities.  The
Company issued 3,000,000 shares of common stock to the current president and director on July 31, 2000.

Dividends

The Registrant has no plans to pay any dividends in the future upon issuance of the Company's stock.

                     EXECUTIVE COMPENSATION

The Company's officers and directors do not receive any compensation for their respective services rendered to the Company, nor have they received such compensation in the past. They have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations. As of the date of this prospectus, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.



                      FINANCIAL STATEMENTS

  (a) The following documents are filed as exhibits to this Registration Statement:

  Financial  Statements  for  the  period  from  April  10,  2000
  (inception) to July 31, 2000.


                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)

                      FINANCIAL STATEMENTS

                            CONTENTS


                                                                  PAGE

INDEPENDENT AUDITORS' REPORT                                       F-1

BALANCE SHEET                                                      F-2

STATEMENT OF OPERATIONS                                            F-3

STATEMENT OF STOCKHOLDERS' DEFICIENCY                              F-4

STATEMENT OF CASH FLOWS                                            F-5

NOTES TO  FINANCIAL STATEMENTS                                  F-6 - F-8




                  INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF CARPET-ON-THE-GO, INC.:


We have audited the accompanying balance sheet of CARPET-ON-THE-GO, INC. (A Development Stage Company) as of July 31, 2000 and the related statements of operations, stockholder's equity and cash flows for the period from April 10, 2000 (inception) to
July   31,   2000.    These  financial   statements   are   the
responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In  our  opinion,  the financial statements referred  to  above present fairly, in all material respects, the financial position of CARPET-ON-THE-GO, INC. as of July 31, 2000 and the results of its operations and its cash flows for the period from April 10, 2000 (inception) to July 31, 2000 in conformity with generally accepted accounting principles.




                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                             Certified Public Accountants

New York, New York
July 31, 2000
                               F-1





                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)
                          BALANCE SHEET
                          JULY 31, 2000



   ASSETS                                                    $     -
                                                             =======
   LIABILITIES AND STOCKHOLDER'S EQUITY
     Liabilities                                             $     -
                                                             -------
   STOCKHOLDER'S EQUITY
     Common stock, $0.001 par value;
      25,000,000 shares authorized,
      3,000,000 shares issued and outstanding                 3,000
     Deficit accumulated during
      the development stage                                  (3,000)
                                                             -------
        Total stockholder's equity                                -
                                                             -------
     Total liabilities and stockholder's equity              $    -
                                                             =======



The accompanying notes are an integral part of these consolidated financial statements.

                               F-2




                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)

                     STATEMENT OF OPERATIONS
               FOR THE PERIOD FROM APRIL 10, 2000
                  (INCEPTION) TO JULY 31, 2000

   Revenue                                                       $      -

   General and administrative expenses                              3,000
                                                                 ---------
   Loss from operations before provision for income taxes          (3,000)

   Provision for income taxes                                           -
                                                                 ---------
   Net loss                                                      $ (3,000)

   Net loss per share - basic and diluted                        $       -
                                                                 =========
   Weighted average number of common shares
    outstanding                                                  3,000,000
                                                                 =========


The accompanying notes are an integral part of these consolidated financial statements.

                               F-3


                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)
                STATEMENT OF STOCKHOLDER'S EQUITY
           APRIL 10, 2000 (INCEPTION) TO JULY 31, 2000


                                                      Deficit
                                                      Accumulated
                                                      During the
                                COMMON STOCK          Development
                            Shares        Amount      Stage           Total
                           ---------    ----------    ---------     ---------
Balance, April 10, 2000            -      $      -     $      -     $      -

Issuance of shares for
services - July 31, 2000   3,000,000         3,000            -        3,000
Net loss                           -             -      (3,000)       (3,000)
                           ---------      --------     --------     ---------
Balance, July 31, 2000     3,000,000      $  3,000     $(3,000)     $      -
                           =========      ========     ========     =========


The accompanying notes are an integral part of the financial statements.

                               F-4



                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
           APRIL 10, 2000 (INCEPTION) TO JULY 31, 2000


  CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                $ (3,000)
     Stock issued for services                                  3,000
  NET CASH USED IN OPERATING ACTIVITIES                             -
                                                             ---------

  CASH AND CASH EQUIVALENTS - April 10, 2000                        -
                                                             ---------
  CASH AND CASH EQUIVALENTS - July 31, 2000                  $      -
                                                             =========

  SUPPLEMENTAL INFORMATION:
     During the initial period April 10 to July 31, 2000, the Company paid no cash for interest or income taxes.


The accompanying notes are an integral part of these consolidated financial statements.

                               F-5



                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JULY 31, 2000


 NOTE 1 -  DESCRIPTION OF BUSINESS AND SUMMARY OF
           SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

           Carpet-on-the-Go, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") NO. 7. The Company was incorporated under the laws of the state of Nevada on April 10, 2000.


Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


Cash and Cash Equivalents

           The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

           Income Taxes

           Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

           Earnings Per Share

           The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of July 31, 2000, the Company has no securities that would effect loss per share if they were to be dilutive.

           Comprehensive Income

           SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

                               F-6



                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JULY 31, 2000


NOTE 2 - INCOME TAXES

     The components of the provision for income taxes for the period from April 10, 2000 (inception) to July 31, 2000, are as follows:

           Current Tax Expense
             U.S. Federal                           $     -
             State and Local                              -
                                                   --------
           Total Current                                  -
                                                   --------
           Deferred Tax Expense
             U.S. Federal                                 -
             State and Local                              -
                                                   --------
           Total Deferred                                 -
                                                   --------
           Total Tax Provision (Benefit) from
            Continuing Operations                   $     -
                                                   ========

           The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

           Federal Income Tax Rate                     34.0%
           Effect of Valuation Allowance            ( 34.0)%
                                                   ---------
           Effective Income Tax Rate                    0.0%
                                                   =========

           At July 31, 2000, the Company had net carryforward losses of $3,000. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

           Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of July 31, 2000 are as follows:

           Deferred Tax Assets
           Loss Carryforwards                 $ 1,000

           Less:  Valuation Allowance          (1,000)
                                              --------
           Net Deferred Tax Assets            $     -
                                              ========

           Net operating loss carryforwards expire in 2020.

                               F-7




                     CARPET-ON-THE-GO, INC.
                  (A Development Stage Company)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JULY 31, 2000



NOTE 3 - COMMON STOCK

           On July 31, 2000, the Company issued 3,000,000 shares of common stock for services valued at $3,000.


                               F-8





 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                      FINANCIAL DISCLOSURE

The Registrant has not changed accountants since its formation, and Management has had no disagreements with the findings of its accountants.

                      AVAILABLE INFORMATION

The Company has filed a Registration Statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this prospectus. For purposes of this prospectus, the term Registration Statement means the initial registration statement and any and all amendments thereto. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to the
Company and the common stock offered, please refer to the registration statement, including the exhibits thereto. Statements contained in this prospectus concerning the contents of any contract or other document are not necessarily complete, and where such contract or other document is an exhibit to the registration statement, or otherwise, each such statement, is qualified by the provisions of such exhibit.

Following the effectiveness of this Registration Statement the Company intends to file a separate registration statement on Form 8-A, at which time the Company will become subject to the informational requirements of the Exchange Act, and in accordance therewith will file periodic reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by the Company with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.

        PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

Information on this Item is set forth in the prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this Item is set forth in the Prospectus under the heading "Use of Proceeds."

             RECENT SALES OF UNREGISTERED SECURITIES

With respect to the issuances of stock made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the Shares. The securities were not offered for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

                            EXHIBITS

Exhibit Description.

     3.1    Articles of Incorporation

     3.2    By-Laws of the Registrant

     5      Opinion of Counsel

     23.1   Consent of Counsel contained in Exhibit 5.1

     23.2   Consent of Independent Auditors

     27     Financial Data Schedule

                          UNDERTAKINGS

     The undersigned registrant hereby undertakes to:

     (a)  (1) File, during any period in which it offers or sells
          securities,   a   post-effective  amendment   to   this
          registration statement to:

               i. include any prospectus required by section 10(a)(3) of the Securities Act;

              ii. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective 0registration statement.

             iii. include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of
     appropriate   jurisdiction  the  question   whether   such
     indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
______________________________________________

                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on November 1, 2000.

                                   CARPET-ON-THE-GO, INC.

                                   By: /s/ Richard Mestas
                                   Richard Mestas, President


                    Special Power of Attorney

     The undersigned constitute and appoint Richard Mestas their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of
1933,  this  registration  statement  has  been  signed  by   the
following persons in the capacities and on the dates stated:

   Signature                   Title                    Date

/s/ Richard Mestas    President (Chief Executive    November 1, 2000
                      Officer) and Director

/s/ Kenneth Sitton    Secretary and Director        November 1, 2000


/s/ Roy Chew          Treasurer (Chief Financial    November 1, 2000
                      and Accounting Officer) and
                      Director